Exhibit 99.1
For Immediate Release

CRM Holdings, Ltd. Announces Conference Call to Discuss First Quarter 2010 Results

Hamilton, Bermuda, April 28, 2010 – CRM Holdings, Ltd. (the “Company”) (Nasdaq: CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced it will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, May 6, 2010, to discuss the Company’s financial results for the first quarter ended March 31, 2010.

Hosting the call will be James J. Scardino, the Company’s Chief Executive Officer.

To participate in the event by telephone, please dial 877-303-2905 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 71851628. International callers should dial 408-427-3868.

A digital replay of the call will be available on Thursday, May 6 at approximately 11:00 a.m. Eastern Time through Wednesday, May 12 at midnight Eastern Time. Dial 800-642-1687 and enter the conference ID number 71851628. International callers should dial 706-645-9291 and enter the same conference ID number.

The conference call will also be webcast live over the internet and can be accessed by all interested parties at the Company's website at http://www.CRMHoldingsLtd.bm/events.cfm.

To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived for 90 days on the Company's website at http://www.CRMHoldingsLtd.bm/events.cfm.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a specialty provider of workers' compensation insurance products. Through its subsidiaries, CRM Holdings offers workers' compensation insurance coverage, reinsurance, and fee-based management services for self-insured entities. The Company seeks to provide quality products and services that fit the needs of its insureds and clients and is dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. The Company's workers' compensation insurance coverage is offered to employers in California, New York, New Jersey, Arizona, Nevada, and other states. The Company's reinsurance is underwritten from Bermuda, and the fee-based management services are provided to self-insured entities in California. Further information can be found on the Company's website at http://www.CRMHoldingsLtd.bm.

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Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA  90024
(310) 954-1343